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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Somanetics Corporation on Form S-8 of our report dated January 24, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in the method of accounting for intangible assets to conform to Statement on Financial Accounting Standards No. 142), appearing in the Annual Report on Form 10-K of Somanetics Corporation for the year ended November 30, 2002 and to the reference to us under the heading "Experts" in this Registration Statement.

/s/ DELOITTE & TOUCHE LLP
-------------------------


Detroit, Michigan
August 11, 2003




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